Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-217256) of Capitol Acquisition Holding Company Ltd. of our report dated April 11, 2017, relating to the financial statements of Canyon Holdings S.a.r.l, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and "Selected Historical Financial Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
May 15, 2017